UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2014

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Jones Road, Suite 500 Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02.(e)
On March 5, 2014, the Board of Directors (the “Board”) of Care.com, Inc. (the “Company”) established 2014 base salaries, effective as of February 1, 2014, and 2014 target annual cash incentive bonus percentages for the Company’s named executive officers.
Annual cash incentive bonuses are intended to compensate the named executive officers for the achievement of Company financial, strategic, and/or operational goals and are calculated as a percentage of the applicable named executive officer’s base salary. The following table sets forth the 2014 salary and target annual cash incentive bonus percentages for each named executive officer:

Name of Executive Officer	2014 Base Salary ($)	Target Cash Bonus (%)
Sheila Lirio Marcelo	350,000	60%
John Leahy	283,000	50%
David Krupinski	240,000	30%
Item 5.02(f)
On March 5, 2014 the Board approved the 2013 annual cash incentive bonuses and discretionary bonus awards for the Company’s named executive officers. The named executive officers' other compensation for 2013 was previously reported by the Company in the 2013 Summary Compensation Table included in the Company's prospectus, dated January 23, 2014 (the "Prospectus"), filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, relating to the Company's registration statement on Form S-1, as amended (Registration No. 333-192791). As of the date of the Prospectus, bonuses for the named executive officers had not been determined and, therefore, were omitted from the 2013 Summary Compensation Table. Pursuant to Item 5.02(f) of Form 8-K, below is a revised 2013 Summary Compensation Table, which includes the bonuses paid to the named executive officers and revised total compensation figures for 2013

Name and Principal Position	Year	Salary ($)		Bonus ($)(3)	Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)	Total ($)
Sheila Lirio Marcelo	2013	269,167		13,500	1,408,683		121,500	—	1,812,850
Founder, President and Chief Executive Officer	2012	259,167		11,250	147,178	(5)	113,750	—	531,345	(7)
David Krupinski	2013	209,167		13,300	267,679		56,700	—	546,846
Co-Founder and Chief Technology Officer	2012	198,750		2,430	92,500		42,570	30,000	366,250
John Leahy (1)	2013	206,343	(2)	9,752	765,326		87,248	—	1,068,669
Executive Vice President and Chief Financial Officer	2012	—		—	—		—	—	—

(1) Mr. Leahy joined our Company as Executive Vice President and Chief Financial Officer on March 25, 2013.
(2) Represents salary earned by Mr. Leahy for the portion of 2013 during which he was employed by us. Mr. Leahy worked as a part-time employee from March 25, 2013 through April 7, 2013 and received a reduced base salary during this period. He became a full-time employee on April 8, 2013 and was paid an annual base salary of $270,000 during the period of his full-time employment.
(3) Amounts for 2013 represent discretionary bonuses awarded on March 5, 2014 in recognition of 2013 performance.
(4) Amounts represent the grant date fair value of stock option awards granted in the applicable year, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions relating to our valuation of stock options, see Note 9 to the Company’s consolidated financial statements for 2013 filed with the Prospectus. For Ms. Marcelo, the amount shown in this column for 2013 includes $150,592, which is the grant date fair value, determined in accordance with FASB ASC Topic 718, of the portion of a stock option to purchase 150,000 shares of our common stock granted to Ms. Marcelo in December 2010 that is considered under FASB ASC Topic 718 to have been granted during 2013.
(5) Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of the portion of a stock option to purchase 150,000 shares of our common stock granted to Ms. Marcelo in December 2010 that is considered under FASB ASC Topic 718 to have been granted during 2012 and the incremental fair value of the same option as modified during 2012, calculated as of the date of the modification in accordance with FASB ASC Topic 718. The amount reported revises the amount previously disclosed in the 2013 Summary Compensation Table contained in the Prospectus, which excluded the incremental fair value of the modified award.
(6) Amounts for 2013 represent awards earned under our 2013 cash incentive bonus program. The Board reviewed the named executive officers’ and the Company’s performance under the program on March 5, 2014. Following its review, the Board determined that the Company attained 90% of the applicable corporate performance goals. The amounts in this column represent the portion of the 2013 cash incentive bonuses attributable to attaining the program’s pre-established performance goals.
(7) The amount reported revises the amount previously disclosed in the 2013 Summary Compensation Table contained in the Prospectus.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2014	By:	/s/ John Leahy
John Leahy
Executive Vice President and Chief Financial Officer